United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2007

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On July 23, 2007, Hercules Incorporated ("Hercules") reported its second quarter 2007 results.  A news release detailing the second quarter financial performance, dated July 23, 2007, was issued by Hercules and is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The news release includes presentations of earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"), both of which are non-GAAP financial measures.  EBIT and EBITDA are measures commonly used by the capital markets to value enterprises.  Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates.  Excluding these items provides insight into the underlying results of operations and facilitates comparisons between Hercules and other companies.  In addition, EBITDA is considered a reasonable approximation of gross cash flow and is one of the measures used for determining debt covenant compliance.  Management believes that EBIT and EBITDA information is useful to investors for these reasons.  These measurements are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance.

The table below provides a reconciliation of EBIT and EBITDA to net cash provided by operations for the six months ended June 30, 2007 and 2006:

	Six Months Ended
	June 30
	2007	2006
Income (loss) before income taxes and equity loss	$61.4	$(52.6)
Interest and debt expense	35.0	37.4
EBIT	$96.4	$(15.2)
Depreciation and amortization, net of amortization of debt issuance costs	53.1	48.1
EBITDA	$149.5	$32.9
Income tax (provision) benefit	48.1	16.8
Interest and debt expense	(35.0)	(37.4)
Other operating cash flows, net	(22.1)	51.7

Net cash provided by operations	$140.5	$64.0

The news release also includes presentations of earnings from ongoing operations, which is a non-GAAP financial measure.  Management believes that earnings from ongoing operations is meaningful to investors and the credit markets because it provides insight into the underlying operating results of the Company by excluding the effects of recent divestitures, restructuring and severance charges, changes in accounting principles and other significant discrete items.  This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless the registrant expressly states otherwise.

Item 8.01     Other Events.

On July 23, 2007, the Board of Directors of Hercules authorized the repurchase of up to $200 million of its common stock and declared a quarterly cash dividend of five cents per share, payable on October 19, 2007, to shareholders of record on September 28, 2007.
Stock repurchases under this authorization may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.  The declaration of future cash dividends will be subject to determination by the Board of Directors after its review of the Company's performance, applicable debt covenants and other commitments.

A separate news release regarding the share repurchase program and quarterly dividend is furnished as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)       Exhibits

99.1	News Release of Hercules Incorporated dated July 23, 2007 (Results of Operations)
99.2	News Release of Hercules Incorporated dated July 23, 2007 (Share Repurchase and Dividend)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2007	By:	HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	News Release of Hercules Incorporated dated July 23, 2007 (Results of Operations)
99.2	News Release of Hercules Incorporated dated July 23, 2007 (Share Repurchase and Dividend)